Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 11, 2024

between

CANADIAN IMPERIAL BANK OF COMMERCE

As Issuer

and

THE BANK OF NEW YORK MELLON,

As Trustee

to the

INDENTURE

Dated as of September 14, 2010

Second supplemental indenture, dated as of September 11, 2024 (this “Second Supplemental Indenture”), between Canadian Imperial Bank of Commerce, a Canadian chartered bank (the “Bank”), having its principal executive offices located at 81 Bay Street, CIBC Square, Toronto, Ontario, Canada M5J 0E7, and The Bank of New York Mellon, as trustee (the “Trustee”). All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given to such terms in the Base Indenture (as defined below).

Recitals of the bank

Whereas, the Bank and the Trustee entered into the Indenture dated as of September 14, 2010 (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture, dated as of April 2, 2019 and by this Second Supplemental Indenture, the “Indenture”), pursuant to which one or more series of the Bank’s Securities may be issued from time to time;

Whereas, Section 901(5) of the Base Indenture provides that the Bank and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (i) Outstanding;

Whereas, the Bank wishes to amend and supplement certain provisions of the Base Indenture that will, subject to the provisions of this Second Supplemental Indenture, apply only to Securities issued on or after the date of this Second Supplemental Indenture and that will not apply to or modify the rights of Holders of any Securities issued and Outstanding prior to the date of this Second Supplemental Indenture (the “Existing Securities”); and

Whereas, the Bank hereby requests that the Trustee execute and deliver this Second Supplemental Indenture; and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

Now, Therefore, in consideration of the covenants and other provisions set forth in this Second Supplemental Indenture and the Base Indenture, the Bank and the Trustee mutually covenant and agree with each other, as follows:

ARTICLE I

PROVISIONS OF GENERAL APPLICATION

Section 1.1. Effect of Second Supplemental Indenture on Base Indenture.

This Second Supplemental Indenture is a supplement to the Indenture. As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument. The provisions of this Second Supplemental Indenture shall be applicable only to Securities originally issued on or after the date hereof.

Section 1.2. Governing Law; Submission to Jurisdiction.

This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE II

AMENDMENTS

Section 2.1. Applicability.

Except as otherwise may be provided pursuant to Section 301 of the Base Indenture with respect to any particular Security issued on or after the date of this Second Supplemental Indenture, Section 2.2 of this Second Supplemental Indenture shall apply to Securities issued on or after the date of this Second Supplemental Indenture and shall not apply to, or modify the rights of Holders or Beneficial Owners of, any Securities issued before such date.

Section 2.2. Notice to Holders; Waiver. Section 106 of the Base Indenture is hereby amended by amending and restating Section 106 in its entirety, which shall read as follows:

“Section 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notwithstanding anything herein to the contrary, where reference herein is made to notice of any event (including notice of redemption) to a Holder of a Global Security, whether by mail or otherwise, such notice shall be sufficiently given when delivered to the Depositary (or its designee) pursuant to the customary procedures of the Depositary.”

Section 2.3. Execution, Authentication, Delivery and Dating.

(a) Section 202 of the Base indenture is hereby amended by replacing the fifth paragraph thereof in its entirety with the following: “Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.”

(b) Section 303 of the Base Indenture is hereby amended by amending and restating Section 106 in its entirety, which shall read as follows:

“Section 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Bank by any one of the president, any vice-president (whether or not designated by a number or a word or words added before or after the title “vice-president”), the treasurer, any assistant treasurer, the secretary or any assistant secretary, with or without additional titles or positions (or any Person designated by one of them in writing as authorized to execute and deliver Securities or any Person designated by the Board of Directors as authorized to execute and deliver Securities), and delivered to the Trustee. The signature of any of these officers on the Securities may be manual, facsimile or electronic.

Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Bank may deliver Securities of any series executed by the Bank to the Trustee for authentication, together with a Bank Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Bank Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or other appropriate Bank authorization as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to Board Resolution or other appropriate Bank authorization as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution or other appropriate Bank authorization as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Bank in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, including in the event that the size of a series of Outstanding Securities is increased as contemplated by Section 301, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Bank Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee, by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Bank, and the Bank shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”

Section 2.4. Notice of Redemption.

(a) Section 203 of the Base indenture is hereby amended by replacing the words “30 days’ notice” in the first line of each of the second and third paragraphs thereof with the words “five days’ notice.”

(b) Section 1104 of the Base Indenture is hereby amended by amending and restating Section 1104 in its entirety, which shall read as follows:

“Section 1104. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid or electronically delivered (or otherwise transmitted in accordance with the procedures of the Depositary) not less than five nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price or the manner of calculating the Redemption Price;

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6) that the redemption is for a sinking fund, if such is the case; and

(7) if applicable, the CUSIP or other identifying numbers of the Securities of that series.

Notice of redemption of Securities to be redeemed at the election of the Bank shall be given by the Bank or, at the Bank’s written request (delivered in sufficient time to enable notice to be given in accordance with the foregoing and containing all of the foregoing information), by the Trustee in the name and at the expense of the Bank and, unless otherwise specified or contemplated by Section 301, shall be irrevocable.

Any redemption or notice of any redemption may, at the Bank’s discretion, be subject to one or more conditions precedent, and, at the Bank’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date of the notice of redemption) as any or all of such conditions have been satisfied or waived, or such notice may be rescinded at any time in the Bank’s discretion if in the good faith judgment of the Bank any or all of such conditions will not be satisfied or waived. In addition, the Bank may provide in any notice of redemption that payment of the Redemption Price and the performance of its obligations with respect to such redemption may be performed by another Person; provided, however, that the Bank will remain obligated to pay the Redemption Price and perform its obligations with respect to such redemption in the event such other Person fails to do so. Notice of any redemption in respect of a debt or equity financing, acquisition or other corporate transaction or event may be given prior to completion thereof.

Any such condition precedent will be described in the notice of redemption in reasonable detail. If any notice of redemption is rescinded as provided above, the Bank will provide notice to the Trustee as promptly as reasonably practicable, but in any event no later than 11:00 a.m. Eastern Time on the Redemption Date, that such notice of redemption is rescinded and the redemption subject to the satisfaction of such condition precedent shall not occur. The Trustee shall promptly send a copy of such notice to the Holders. The Trustee will not be responsible or liable for determining, confirming or verifying the redemption price.”

ARTICLE III

MISCELLANEOUS

Section 3.1. Successors and Assigns of Bank Bound by Indenture.

All the promises and agreements in this Second Supplemental Indenture made by or on behalf of the Bank shall bind its successors and assigns, whether so expressed or not.

Section 3.2. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The delivery of copies of this Second Supplemental Indenture and their respective signature pages by images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or other electronic signature platform or application) shall constitute effective execution and delivery of this Second Supplemental Indenture and may be used in lieu of originals for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture, the Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 3.3. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.4. Trustee.

The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Wojtek Niebrzydowski
	Name:	Wojtek Niebrzydowski
	Title:	Vice-President, Global Term Funding, Treasury

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]